EX.  99.1

                              CONSULTING AGREEMENT

         This Agreement is made effective January 15, 2004 by and between FTS APPAREL, INC.("COMPANY"), and W. SCOTT MCBRIDE("CONSULTANT").

         Now, Therefore in consideration of the mutual promises, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and adequacy of which is expressly acknowledged, CONSULTANT and COMPANY agree as follows:

COMPANY hereby retains CONSULTANT to assist COMPANY in enhancing its strategic Internet marketing and business development. CONSULTANT, with COMPANIES approval, will assist COMPANY in the following areas (the "Consulting Services"):

     1. STRATEGIC ALLIANCES - CONSULTANT will assist COMPANY in identifying and implementing online strategic alliances in order to link with synergistic web sites and derive additional web traffic for SatPhoneCenter.com.

     2. POINT OF SALE CONSULTING - CONSULTANT will assist COMPANY in launching COMPANY'S POS software system including the creation and implementation of inventory tracking processes, invoice creation, etc.

     3. TARGETED MARKETING - CONSULTANT will design and implement customized advertising and marketing programs in order to enhance COMPANY'S brand recognition and product sales channel.

     4. PARTNERSHIPS - CONSULTANT will assist COMPANY with identifying and establishing corporate partnerships with target Fortune 500 companies in order to establish and enhance brand credibility.

CONSULTANT will provide periodic reports to COMPANY regarding the Consulting Services and consult with COMPANY on the status of the Consulting Services from time to time on request.

II.    COMPENSATION

CONSULTANT will receive directly from COMPANY, within 14 days of executing this agreement, 1,000,000 shares of the COMPANIES common stock (the "shares").COMPANY will register 1,000,000 with the Securities and Exchange Commission utilizing Form S-8 or any other form COMPANY determines to use to register such shares

CONSULTANT shall be responsible for all out of pocket expenses unless pre-approved, in writing, by COMPANY including travel expenses, third party expenses, filing fees, copy and mailing expenses that CONSULTANT may incur.

III.  TERM  OF  AGREEMENT,  EXTENSIONS  AND  RENEWALS

This Consulting Agreement and CONSULTANT's obligation to continue providing Consulting Services, as defined herein, shall remain in full force and effect for 6-months from the date on which this agreement is executed by both CONSULTANT and COMPANY.


IV.  CLIENT  REPRESENTATIONS  AND  INDEMNIFICATION

The COMPANY represents that all information provided to assist CONSULTANT in the performance of CONSULTANT's duties under this Agreement shall be true and correct. COMPANY shall disclose all material facts and shall not omit any facts necessary to make statements made by COMPANY not misleading. COMPANY acknowledges that CONSULTANT, in the performance of his obligations under this Agreement, will be relying on the accuracy of information provided to him by COMPANY and that persons dealing with CONSULTANT will also be relying on said information. COMPANY hereby agrees to assume responsibility and liability for the accuracy and completeness of information prepared by COMPANY and disseminated on behalf of COMPANY by CONSULTANT which is later claimed to be false and/or misleading in any material respect. CONSULTANT shall not disseminate any materials or information on behalf of COMPANY without the prior consent of COMPANY.

COMPANY further represents that the transactions regarding the issuance of its stock pursuant to this Agreement are in compliance with existing federal securities laws and regulatory requirements.

The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of COMPANIES Articles of Incorporation or Bylaws. COMPANY represents that it has taken all actions required by law, its Articles of Incorporation, or otherwise to authorize the execution and delivery of this Agreement and the shares of COMPANY's common stock to be delivered to CONSULTANT pursuant to the terms of this Agreement; and that the person(s) executing this Agreement on behalf of the COMPANY has full power, authority, and the legal right to execute same. This Agreement constitutes a valid and binding obligation of the COMPANY.

The COMPANY agrees to indemnify, defend and hold the CONSULTANT, its officers, employees, representatives and agents harmless against all claims, proceedings, suits or other matters that are or might be asserted against CONSULTANT, its officers, employees, representatives and agents by reason of CONSULTANT's performance rendered pursuant to this Agreement on behalf of COMPANY and the COMPANY agrees to pay the CONSULTANT's reasonable attorneys' fees and expenses in connection with CONSULTANTS defense in any such matters; provided that the CONSULTANT was acting within the scope of this Agreement and was not grossly negligent in the performance of his duties hereunder.

V.  CONSULTANT  IS  NOT  AN  AGENT  OR  EMPLOYEE

CONSULTANT's obligations under this Agreement consist solely of the Consulting Services described herein. In no event shall CONSULTANT be considered the agent of COMPANY or otherwise represent or bind COMPANY. For purposes of this Agreement, CONSULTANT is an independent contractor. All final decisions with respect to acts of COMPANY or its affiliates, whether or not made pursuant to or in reliance on information or advice furnished by CONSULTANT hereunder, shall be those of COMPANY or such affiliates and CONSULTANT shall, under no circumstances, be liable for any expense incurred or loss suffered by COMPANY as a consequence of such actions or decisions.

CONSULTANT is responsible for all taxes imposed on CONSULTANT as a result of the receipt of the shares.

The COMPANY recognizes that CONSULTANT now renders or may in the future render consulting services to other companies which may or may not conduct business and activities similar to the COMPANY. CONSULTANT shall not be required to devote his full time and attention to the performance of his duties under this agreement, but shall devote only so much of his time and attention as shall be reasonably necessary for such purposes.

VI.  MISCELLANEOUS

AMENDMENT. This Agreement may be amended or modified at any time and in any manner but only by an instrument in writing executed by the parties hereto.

WAIVER. All the rights and remedies of either party under this Agreement are cumulative and not exclusive of any other rights and remedies provided by law. No delay or failure on the part of either party in the exercise of any right or remedy arising from a breach of this Agreement shall operate as a waiver of any subsequent right or remedy arising from a subsequent breach of this

AGREEMENT. The consent of any party where required hereunder to any act or occurrence shall not be deemed to be a consent to any other act or occurrence.

ASSIGNMENT. Neither party to this Agreement may assign any right or obligation created by this Agreement without the prior written consent of the other.

NOTICES. Any notice or other communication required or permitted by this Agreement must be in writing and shall be deemed to be properly given when delivered in person to an officer of the other party, when deposited in the United States mails for transmittal by certified or registered mail, postage prepaid, or when deposited with a public telegraph company for transmittal or when sent by facsimile transmission, charges prepaid provided that the communication is addressed.




IN  THE  CASE  OF  COMPANY  TO:     FTS  Apparel,  Inc.
                                    1049c  Oxford  Valley  Rd.
                                    Levittown,  Pa.,  19057
                                    Attn:  Scott  Gallagher

IN  THE  CASE  OF  CONSULTANT  TO:     W.  Scott  McBride.
                                       39  South  St.
                                       Red  Bank,  NJ  07701
                                       Attn:  Scott  McBride

HEADINGS AND CAPTIONS. The headings of paragraphs are included solely for convenience. If a conflict exists between any heading and the text of this Agreement, the text shall control.

ENTIRE AGREEMENT. This instrument and the exhibits to this instrument contain the entire Agreement between the parties with respect to the transaction contemplated by the Agreement. This Agreement may be executed in any number of counterparts but the aggregate of the counterparts together constitute only one and the same instrument.

EFFECT OF PARTIAL INVALIDITY. In the event that any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, but this Agreement shall be constructed as if it never contained any such invalid, illegal or unenforceable provisions.

BINDING EFFECT. This Agreement shall be binding upon the parties hereto and their respective heirs, successors and assigns.

ARBITRATION. Any controversy or claim arising out of or relating to the terms of this Agreement, or otherwise related to the compliance by either party with its obligations hereunder, shall be settled by binding arbitration in Pennsylvania.

CONTROLLING LAW. The validity, interpretation and performance of this Agreement shall be controlled by and construed under the laws of the Pennsylvania, without regard to conflicts of laws principles.

ATTORNEY'S FEES. If any action at law or in equity, including an action for declaratory relief, is brought to enforce or interpret the provisions of this Agreement, the prevailing party shall be entitled to recover actual attorney's fees from the other party. The attorney's fees may be ordered by Arbitration of any action described in this paragraph.

TIME IS OF THE ESSENCE. Time is of the essence for each and every provision hereof.

COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument. For purposes of this Agreement only, facsimile signatures shall be considered original signatures.

IN WITNESS WHEREOF, the parties have executed this agreement as of the day and year written.


DATE:  JANUARY  15,  2004




CONSULTANT               COMPANY

/s/  W.  Scott  McBride               /s/  Scott  Gallagher
------------------                -------------------
W.SCOTT  MCBRIDE               SCOTT  GALLAGHER